UNITED STATES
SECURITIES AND EXCHANGE COMMISSION0812011
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 8, 2021
Vail Resorts, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware		001-09614	51-0291762
(State or Other Jurisdiction of Incorporation or Organization)		(Commission File Number)	(I.R.S. Employer Identification No.)

390 Interlocken Crescent
Broomfield,	Colorado		80021
(Address of Principal Executive Offices)			(Zip Code)

(303)	404-1800
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	MTN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07   Submission of Matters to a Vote of Security Holders.

The Company held its 2021 Annual Meeting of Stockholders (the “Annual Meeting”) on Wednesday, December 8, 2021. At the Annual Meeting, stockholders of the Company: (1) elected the ten director nominees named in the proxy statement and listed below; (2) ratified the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending July 31, 2022; and (3) on an advisory basis, voted to approve the compensation of the Company’s named executive officers. The final voting results by the Company’s stockholders on these matters at the Annual Meeting are as follows:
1.         Election of Directors.

NOMINEE	VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON-VOTES
Susan L. Decker	34,990,204	1,288,634	63,191	1,220,142
Robert A. Katz	35,687,786	521,852	132,391	1,220,142
Kirsten A. Lynch	36,111,702	167,269	63,058	1,220,142
Nadia Rawlinson	36,068,163	210,693	63,173	1,220,142
John T. Redmond	35,202,948	1,075,400	63,681	1,220,142
Michele Romanow	36,067,498	211,370	63,161	1,220,142
Hilary A. Schneider	35,843,863	435,105	63,061	1,220,142
D. Bruce Sewell	36,173,476	105,066	63,487	1,220,142
John F. Sorte	34,738,696	1,539,629	63,704	1,220,142
Peter A. Vaughn	36,262,245	16,064	63,720	1,220,142
 2.     Ratification of Selection of Auditors.

VOTES FOR	VOTES AGAINST	ABSTENTIONS
37,284,453	219,082	58,636
3.     Advisory Vote on Executive Compensation.

VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON-VOTES
33,212,021	3,062,384	67,624	1,220,142

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vail Resorts, Inc.
Date: December 10, 2021	By:	/s/ David T. Shapiro
David T. Shapiro
Executive Vice President, General Counsel & Secretary